QuickLinks -- Click here to rapidly navigate through this document

FIFTH AMENDMENT
TO
STORAGE AND DISTRIBUTION AGREEMENT

THIS FIFTH AMENDMENT TO STORAGE AND DISTRIBUTION AGREEMENT is entered into this 1st day of September, 2000 by and between AIRBORNE LOGISTICS SERVICES, a division of ABX Air Inc., ("ALS") and MULTIPLE ZONES INTERNATIONAL, INC., a Washington Corporation ("MZI").

RECITALS

A.
MZI and Airborne Freight Corporation ("Airborne") entered into that certain Storage and Distribution Agreement dated September 28, 1992 (the "Primary Agreement").

B.
Airborne assigned all of its interest in and to the Agreement to ALS (the "Assignment").

C.
The term of the Primary Agreement was extended pursuant to that certain Letter Agreement dated May 23, 1995 (the "Extension"). The Primary Agreement was later amended by that certain First Amendment to Storage and Distribution Agreement dated December 22, 1995 (the "First Amendment"). The Primary Agreement was additionally amended by that certain Second Amendment to Storage and Distribution Agreement dated October 3rd, 1996 (the "Second Amendment"). The Primary Agreement, as amended, was further amended pursuant to that certain Letter Agreement dated October 10, 1997 (the "Second Extension"). The Primary Agreement, as amended, was further amended by that certain Letter Agreement dated December 31, 1997 (the "Third Amendment"). The Primary Agreement, as amended, was further amended by that certain Letter Agreement dated September 20, 1999 (the "Fourth Amendment"). The Primary Agreement, the Assignment, the Extension, the First Amendment, the Second Amendment, the Second Extension, the Third Amendment, and the Fourth Amendment are referred to collectively herein as the "Agreement."

D.
The parties have agreed to modify the charges for services under the Agreement and extend the Term of the Agreement, all in accordance with this Amendment.

    NOW THEREFORE, the parties agree to amend the Agreement as follows:

1.
Except as specifically amended herein, the Agreement shall remain in full force and effect.

2.
For the term of this Fifth Amendment (9/01/00-8/31/03), the provisions of the Fourth Amendment, Schedule 1 ("Rates and Charges"), Schedule IA ("Definitions"), Schedule 1B ("Terms and Conditions"), Exhibit 1 ("Revised Receiving, Inventory Control and Shipping Estimates"), Exhibit 2 ("Limit of Inventory Liability"), and Exhibit 2 Attachment A ("Stock Adjustment Codes") are hereby superseded and replaced in their entirety by the provisions of this Fifth Amendment, Schedule 1 ("Rates and Charges"), Schedule IA ("Definitions"), Schedule IB ("Terms and Conditions"), Exhibit 1 ("Revised Receiving, Inventory Control and Shipping Estimates"), Exhibit 2 ("Limit of Inventory Liability"), and Exhibit 2 Attachment A ("Stock Adjustment Codes") all of which are attached hereto.

3.
For the term of this Fifth Amendment, the transaction fees listed in Schedule 1 (denoted by * * *)

will be increased by a factor of * for the years of the Agreement, commencing September 1, 2001 and September 1, 2002 as an escalator for the wage component of those costs.

*=redaction

4.
Operational Metrics shall be added to the "Agreement" as Exhibit 3. The Operational Metrics and associated operational goals shall be mutually agreeable to both ALS and MZI. ALS and MZI will mutually be responsible for gathering data required to support reporting of described metrics.

5.
The following Termination Clauses will be applied for the term of this Fifth Amendment:

a)
*

In this event, MZI shall have no more than 180 days to remove all MZI owned inventory and property from the ALS Wilmington, Ohio, warehouse. If termination for convenience is enacted, the terminating party shall pay all labor and transportation costs associated with moving MZI owned inventory and property from the Wilmington, Ohio, warehouse.

*=redaction

  b)
  Termination for Breach:

    Either MZI or ALS may terminate this agreement for material breach thereof by giving the other party not less than 30 days written notice of its intent to terminate and specifying in the notice the reason or reasons for such termination. If the breach is not cured within the time stated in the notice, the termination shall be effective on the date specified in the notice. The party in breach must be given at least a 30 day cure period. The party determined to be in breach, shall pay all labor and transportation costs associated with moving MZI owned inventory and property from the Wilmington, Ohio, warehouse.

6.
Renewal Term

  ALS and MZI agree to enter into the following schedule of negotiations no later than 5 months prior to expiration of this Fifth Amendment. This following schedule of dates and listed terms will replace those previously agreed upon prior to Amendment 5:

  1)
  ALS shall notify MZI no later than April 1, 2003 of the rates it intends to charge MZI for the contract term proceeding Amendment Five.

  2)
  MZI shall have until June 1, 2003 to accept or reject the pricing provided by ALS.

  3)
  If MZI accepts the pricing the rates shall become effective September 1, 2003.

  4)
  If MZI rejects the pricing, MZI shall have until October 31, 2003 to vacate the ALS Warehouse in Wilmington, Ohio.

    Additionally, prior to March 31, 2001, MZI and ALS agree to incorporate all pricing, provisions and Amendments of the existing Agreement into a new Agreement that will be used as the legal document of record moving forward. It is acknowledged that the existing Agreement is outdated and cumbersome to interpret due to the number of Amendments that have been made. The purpose of developing a new Agreement is for ease of interpretation only. No pricing or provisions shall be modified when converting to the new Agreement.

Schedule 1
Rates and Charges

    The following Schedule of Rates and Charges will apply from September 1, 2000 until August 31, 2003, unless otherwise extended or modified by the terms of this agreement and mutually Weed upon by ALS and MZI.

Item #	Item*	Unit Basis	Per Unit Rate	Wage Escalator
1	Receiving Fee	Line	†	***
2	Order Handling Fee	Package		***
		—under 16,000 packages/week	†
		—16,001 - 20,000 packages week:	†
		—20,001 - 24000 packages/week:	†
		—24,001 - 28,000 packages/week:	†
		—28,001+ packages/week:	†
2A	Large Order Fee	Package:		***
		—under 16,000 packages/week:	†
		—16,001 - 20,000 packages/week:	†
		—20,001 - 24,000 packages/week:	†
		—24,001 - 28,000 packages/week:	†
		—28,001+ packages/week:	†
3	Packaging	Package	†
4	Storage	Square Foot/yr.	†
4A	Additional Storage	Square Foot/yr.	†
5	UPS Order Fee	Package (UPS)	†
6	Other Carrier Charge	Order	†	***
7	Intl. Paperwork Fee	Order	†	***
8	Return to Vendor Charge	Order	†	***
9	Postal Machine Fee	Fixed/weekly	†
10	Management Fee	Fixed/weekly	†	***
11	Special Projects	Per Project	**	***
12	Physical Inventory Count	Per Physical	**	***
13	Systems Support	Hourly	**	***
14	Will Call	Order	†	***
15	New Capital Purchase	Fixed/weekly	**

    Note:  All Item Charges are billed weekly.

*
Please refer to Schedule 1A for definitions of the above pricing items. The definitions are not meant as a "scope of work," but instead a brief description that establishes a common understanding between ALS and MZI of the intent and purpose behind each item to be charged.

**
Refer to Schedule IA for details.

***
Each billable item in Schedule l above indicated by (***) will be increased by a factor of † for the years of the Agreement commencing September 1, 2001, and September 1, 2002, to account for an increase in the wage component of each item.

† = redaction

Amendment 5
Schedule 1A
Definitions

    For purposes of this Fifth Amendment, the following definitions shall apply for the period 9/01/00 through 8/31/03.

1.  Receiving Charges

    A receiving charge is invoked for each line received against an outstanding Purchase Order (P.0.) within the SGA System. ALS will tabulate these charges daily on a manual basis until a systems solution is developed by MZI.

2.  Order Handling Charges

    Order handling charges will be applied for each package within a sales order. A sales order is defined as an individual request for product which ALS receives for fulfillment. An order must generate a printed collate and be destined to only one consignee. This order is represented by one master order number and any subsequent associated sub order numbers.

    A package is defined as a prepared shipping container, containing 1 or more items, which will individually be recognized as an "order shipped" by the current SGA manifesting system, within the current confirmation process. The Postage and Handling Report will be used as the official document when calculating order handling changes.

    All orders will be charged in this manner with the exception of orders for LTL carriers and Will Call. LTL and Will Call orders are charged on a "per sales order" basis.

2A. Large Order Handling Fee

    A Large Order Handling Fee will be assessed incrementally to all orders exceeding 5 different line items and/or 30 pieces per line. If an order is placed that exceeds 5 line items per order and has over 30 pieces per line, a large order handling fee(s) will be applied based on whichever criteria is greater.

		Per Unit	Extended
Example A:	Regular Order—12 line items; 20 pieces	*	*
	Large Order Handling (based on line items >5)	*	*
	Total Charges		*
(assumes 18,000 orders per week)
Example B:	Regular Order—1 line items; 125 pieces	*	*
	Large Order Handling (based on pieces >30)	*	*
	Total Charges		*
(assumes 22,000 orders per week)

3.  Packaging Charges

    A packaging charge of  *   will be applied to each package shipped. This charge will be applied in addition to all order handling fees as well as all large order handling fees. In the event of a price change by the manufacturer or delivery company, the change in price (increase or decrease) will be passed on to MZI. Any request for packaging not used in the current operation may be priced separately.

*
= redaction

4.  Storage Charges

    A  *  per year charge will be assessed with a minimum requirement of  *  sq. ft. The space will be in the Airborne Commerce Park and includes storage, processing and the required common area to operate the MZI fulfillment operation. The charges will be billed on a weekly basis in the fixed amount of  *  . The minimum storage requirement of  *  will be subject to a quarterly review and may be increased or decreased as mutually agreed by ALS and MZI. Should ALS desire to transition the existing MZI Operation from Building 10 to another Commerce Park Facility, ALS shall be required to submit a proposal of transition that MZI must approve. If MZI does not accept and approve the transition plan by ALS, then ALS agrees to leave the MZI Operation in Building 10 for the duration of Amendment 5.

4A. Additional Storage Charges

    Additional Storage in the Airborne Commerce Park may be rented at a rate of  *  . This space is subject to availability and will be rented in a minimum 2 bay quantity representing approximately  *  .

5.  UPS Order Fee

    Fee added to all UPS packages for additional handling and labor requirements. Additional fees may be negotiated between ALS and MZI if UPS services currently not utilized are required. Current UPS services utilized include UPS Ground and Ground track.

6.  Other Carrier Charge

    Additional work is required to prepare and fulfill orders not processed through the SGA manifesting system. Such work may include, but is not limited to, manual creation of shipping label(s), preparation of required shipping documentation, and operation of multiple stand alone manifesting systems. At the request of MZI additional carriers or services may be added in the future. Any additions may be priced separately depending on work requirements.

7.  International Paperwork

    Fee for processing of international paperwork. MZI is responsible for providing ALS accurate and complete information required for International documentation. This fee is a processing fee only. This fee does not include any duties, taxes, customs or related transportation fees, or fees and various tariff charges applicable to creating or processing such documents such as Certificates of Origin, Consular Legalization and other similar extra charge international documents.

*
= redaction

8.  Return To Vendor Charge (RTV/RMA)

    Additional charge for preparation of all return to vendor shipments. ALS will have a maximum of 4 business days to process and ship RTV's/RMA's. ALS must have the RTV/RMA paperwork available for processing by 10:00 a.m. EST for Day 1 (out of the 4 day maximum) to begin. If ALS is unable to process and ship an RTV/RMA within the guidelines described above, ALS will notify MZI within 24 hours of receiving the RTV to advise MZI the reason for which the RTV/RMA may not be processed within the 4 day period. If ALS fails to notify MZI within 24 hours that an RTV/RMA may not be processed in the 4 day period, and shipping of the RTV/RMA exceeds the 4 day period, and ALS' failure to meet the 4 day processing window is the cause of a vendors refusal to accept the RTV/RMA, then ALS agrees to waive the Return To Vendor Charge to MZI and shall be responsible for reimbursing MZI for transportation charges of returning product to the ALS warehouse and/or re-shipping the RTV/RMA.

9.  Postal Machine Fee

    Allocation of postal machine lease rate plus rate updates and supplies. Actual postage charges will be billed to MZI.

10. Management Fee

    Weekly fee to cover cost of ALS management of MZI fulfillment operations. The fee includes such expenses as administration, management salary, billing costs, customer service, human resources, supplies, security, employee safety and similar overhead.

11. Special Projects

    Any task or activity requested by MZI, not included in the listed item prices. Such activities include, but are not limited to liquidations, bulk moves and specified training events. Please refer to the following schedule for specific labor charges (travel and associated expenses are in addition to labor):

    a.  Planned Projects: Specific times, dates, and requirements must be agreed upon by MZI and ALS no later than 72 hours prior to project start time. Regular time rates applicable to work performed Monday - Saturday, 0600 - 1800 only.

       Labor (regular time)  *

       Labor (regular over time)  *

       Labor (Sundays)  *

    b.  Unplanned Projects: Projects requested with less than 72 hours notice.

       Labor (regular time)  *

       Labor (regular over time)  *

       Labor (Sundays)  *

    c.  Holiday rates will be provided upon request. Holidays are defined by the Airborne Transportation Holiday Schedule.

    d.  Normal management hours and responsibilities are included in Overhead Charges. If additional management involvement is required to supervise a project it will be billed at a rate of  *  . ALS and MZI will mutually agree that additional management involvement is required prior to assignment or billing.

*
= redaction

12. Physical Inventory Charges

    All Physical Inventory Counts are billed to MZI in the following manner (hours required for physical inventory preparation and post physical reconciliation will also be included):

    a.  Labor (regular time)  *

       Labor (over time)  *

       Labor (Sunday)  *

       Labor (Supervisor)  *

    b.  Equipment  *

    c.  Management Fee  *

13. Systems Support

    ALS provides immediate on-site support of MZI systems when necessary. This is charged by the hour and billed weekly. There is a minimum charge. of 30 minutes per occurrence,

    a.  Routine Maintenance:  *

        Service Calls not requiring response within 30 minutes.
Times Available: 9:00 a.m. - 2:00 a.m. Eastern Standard Time (M-F)

    b.  Urgent Support:  *

        Service call will be made within 30 minutes of request.
Times Available: 9:00 a.m. - 2:00 a.m. Eastern Standard Time (M-F)

    c.  Weekends/After Hours/Holiday Support: Price  *

        After Hours: (2:01 a.m. - 8:59 a.m., 7 days per week)

        Weekends (Saturday 2:01 a.m. - Monday 8:59 a.m.)

        Holidays as defined by Airborne Transportation Holiday Schedule.

15. Will Call Fee

    There will be a  *  to all Will Call orders. This will be applied when a customer requests to pick the order up at ALS between the 0600—2000, Monday—Saturday. Will Call orders have special handling and staging requirements that require additional labor and security measures.

16. New Capital Purchase

  If volumes or order characteristics change from the forecast amounts as shown in exhibit I, so that additional capital equipment (non-replacement) is required to effectively run the MZI operation, ALS may bill MZI the charges for such equipment. The weekly charges to be billed to MZI will be negotiated between ALS and MZI prior to the time of purchase.

*
= redaction

Amendment 5
Schedule 1B
Terms and Conditions

    For purposes of this Fifth Amendment, the following Terms and Conditions shall apply for the period 9/1/00 through 8/31/03.

1.
Receiving, Inventory Control and Shipping Statistics shall be within  *  projections (Exhibit 1) provided by MZI. If Receiving, Inventory Control, or Shipping Statistics are not within  *  , either MZI or ALS may request that revised pricing be proposed (by ALS) to more accurately reflect the cost of operations resulting from such change in characteristics. If forecasts are not within  *  characteristics, and either party requests that revised pricing be proposed, the following procedures shall apply:

1a.
ALS or MZI may request a revised Order Handling Fee (OHF) and Large Order Fee (LOF) (see Schedule I, Item 2 and 2a) within the first five working days of the next quarter. The proposed pricing shall be subject to a  *  in any 6 month period. The OHF and LOF shall be negotiated separately.

1b.
MZI and ALS shall have 10 calendar days from the proposal date in 1a. above to agree to or negotiate revised OHF & LOF pricing. Both ALS and MZI shall have appropriate representatives available for negotiation during the negotiating period.

1c.
If MZI accepts the pricing, the new OHF & LOP pricing, shall go into effect the first Monday of the next weekly billing period.

1d.
If ALS and MZI are unable to reach agreement of revised OHF & LOF pricing within the 10 calendar day period, the current OHF & LOF (as defined in Schedule 1) shall remain in effect and MZI shall have 180 days, to remove all inventory and owned property from ALS' facility.

1e.
If after implementation of OHF & LOF price increases, MZI regains volumes to within  *  Receiving, Inventory Control and Shipping Characteristic (Exhibit 1) projections for 8 consecutive weeks, OHF & LOF pricing shall return to the original contract terms (Schedule 1) on Monday of the next weekly billing period.

2.
MZI will provide ALS with a revised forecast for the proceeding year on 8/31/00, 8/31/01 and 8/31/02. Each revised forecast shall replace the existing forecast as Exhibit 1.

3.
*

* = redaction

    IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

MULTIPLE ZONES INTERNATIONAL,	AIRBORNE LOGISTICS SERVICES, INC.

a division of ABX Air Inc.

By:	[Illegible]	By:	[Illegible]
Its:	CFO	By:	Sr. Vice President 9.15.2000

QuickLinks

FIFTH AMENDMENT TO STORAGE AND DISTRIBUTION AGREEMENT
RECITALS
Schedule 1 Rates and Charges
Amendment 5 Schedule 1A Definitions
Amendment 5 Schedule 1B Terms and Conditions